EXHIBIT 99.1

K12 Inc. Reports First Quarter Fiscal 2014 Results

Q1 Consistent with Recent Guidance
Board Authorizes $75 Million Stock Buyback

HERNDON, Va., Nov. 7, 2013 (GLOBE NEWSWIRE) -- K12 Inc. (NYSE:LRN), a leading provider of proprietary, technology-based curriculum, software and education services created for individualized learning for students primarily in kindergarten through 12th grade, today announced its results for the first fiscal quarter ended September 30, 2013.

Financial Highlights for the Three Months Ended September 30, 2013 (First Quarter Fiscal Year 2014)

  Revenues for the first quarter of FY 2014 increased 3.3% to $228.4 million.
  Revenues in Q1 were reduced by $4.5 million as a result of changes in certain contract agreements. The revenue has been deferred to the remainder of the current fiscal year.
  Institutional Sales were lower on market pressure for some of our product lines.
  EBITDA, a non-GAAP measure (see reconciliation below), for the first quarter of FY 2014 was $8.5 million, compared to $24.3 million from the first quarter of FY2013.

  Operating loss of $8.5 million compared to operating income of $8.7 million in the first quarter of FY 2013.

  EBITDA and the operating loss in Q1 were negatively impacted by deferral of revenue mentioned above along with higher seasonal selling, administrative and operating expenses in anticipation of stronger enrollments.

  Net loss attributable to common and Series A stockholders of $5.0 million, compared to net income of $4.4 million from first quarter of FY 2013.

  Diluted net loss attributable to common stockholders per share was $0.13, which includes the pro rata effect of the Series A Special shares conversion to common shares on September 3, 2013.

Stock Buyback

The Board of Directors has authorized the repurchase of up to $75 million of the Company's outstanding common stock. Any purchases under this buyback would be dependent upon business and market conditions and other factors. The stock purchases may be made from time to time and may be made through a variety of methods including open market purchases and 10b5-1 plans.

Comments from Management

"We are clearly disappointed by our first quarter enrollment and revenue results and the operating issues that hampered growth. However, demand for our services remains strong and I am encouraged by the early indicators that our new programs will make a positive difference in student academic outcomes," said Nate Davis, Executive Chairman of the Board. "The authorization of a stock buyback underscores the Board's continuing confidence in the company's capacity for further growth and creation of shareholder value," added Davis.

Cash, Capital Expenditures and Capital Leases

As of September 30, 2013, the Company had cash and cash equivalents of $163.5 million, a decrease of $18.0 million or 9.9% from June 30, 2013. Cash and cash equivalents decreased $36.7 million, or 25.4%, from June 30, 2012 to September 30, 2012.

Capital expenditures for the quarter ended September 30, 2013 were $12.6 million, a decrease of $2.6 million from the prior year's first quarter, and was comprised of:

  $4.3 million for property and equipment,
  $5.0 million for capitalized software development, and
  $3.3 million for capitalized curriculum.

Capital leases financed additional purchases of $10.7 million during the quarter ended September 30, 2013, primarily for student computers.

Revenue and Enrollment Data

Revenue

The following table sets forth the Company's revenues -- Managed Public Schools (turn-key management services provided to public schools), Institutional Sales (educational products and services provided to school districts, public schools and other educational institutions that it does not manage), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

	Three Months Ended		Change
	September 30,		2013 / 2012
($ in thousands)	2013	2012	$	%
Managed Public Schools	$ 196,944	$ 187,761	$ 9,183	4.9%
Institutional Sales	19,709	21,972	(2,263)	(10.3)
International and Private Pay Schools	11,713	11,363	350	3.1
Total	$ 228,366	$ 221,096	$ 7,270	3.3%

Enrollment Data

The following table sets forth average enrollment data for students in Managed Public Schools and total enrollment data for students in the International and Private Pay Schools for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended September 30,		2013 / 2012
	2013	2012	Change	Change %

Managed Public Schools
Average Student Enrollments *	128,550	121,665	6,885	5.7%
International and Private Pay Schools
Total Student Enrollments	13,284	12,996	288	2.2%
Total Semester Course Enrollments	37,627	36,032	1,595	4.4%

* The Managed Public Schools average student enrollments include enrollments for which we receive no public funding. Q1 average student enrollments are equal to the official count date number, which is the first Wednesday of October in a year.

Second Quarter 2014 Outlook

The Company is forecasting the following for the second quarter of FY 2014:

  Revenue in the range of $218 million to $228 million.
  Operating income in the range of $18 million to $22 million.
  Capital expenditures of $15 million to $20 million.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "continues," "likely," "may," "opportunity," "potential," "projects," "will," "expects," "plans," "intends" and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: our potential inability to further develop, maintain and enhance our products and brands; the reduction of per pupil funding amounts at the schools we serve; reputation harm resulting from poor performance or misconduct by operators in any school in our industry and in any school in which we operate; challenges from virtual public school or hybrid school opponents; failure of the schools we serve to comply with regulations resulting in a loss of funding or an obligation to repay funds previously received; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new contracts or renew existing contracts with schools; risks associated with entering into and executing mergers, acquisitions and joint ventures; failure to successfully integrate mergers, acquisitions and joint ventures; inability to recruit, train and retain quality teachers and employees; uncertainty regarding our ability to protect our proprietary technologies; risks of new, changing and competitive technologies; increased competition in our industry; and other risks and uncertainties associated with our business described in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 7, 2013, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Conference Call

The Company will discuss its first quarter FY2014 financial results during a conference call scheduled for Thursday, November 7, 2013 at 8:30 a.m. eastern time (ET).

The conference call will be webcast and available on the K12 web site at www.k12.com through the Investor Relations link. Please access the web site at least 15 minutes prior to the start of the call to register and download and install any necessary software.

To participate in the live call, investors and analysts should dial (877) 546-5021 (domestic) or (857) 244-7553 at 8:15 a.m. (ET). The participant pass code is 27374131. A replay of the call will be available starting on November 7, 2013 at 12:00 p.m., through December 7, 2013, at (888) 286-8010 (domestic) or (617) 801-6888 (international) pass code 87356593. It will also be archived at www.k12.com in the Investor Relations section for 60 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.'s financial statements for the quarter and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.'s Form 10-Q for the quarter ended September 30, 2013, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.'s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2013	2013
	(In thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$ 163,474	$ 181,480
Accounts receivable, net of allowance of $2,645 and $2,560 at September 30, 2013 and June 30, 2013, respectively	271,808	186,459
Inventories, net	28,013	44,395
Current portion of deferred tax asset	21,478	11,368
Prepaid expenses	11,206	10,331
Other current assets	32,385	23,916
Total current assets	528,364	457,949
Property and equipment, net	62,892	56,142
Capitalized software, net	44,782	43,504
Capitalized curriculum development costs, net	63,989	64,599
Intangible assets, net	31,332	32,139
Goodwill	61,523	61,413
Deposits and other assets	5,415	3,150
Total assets	$ 798,297	$ 718,896
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current liabilities
Current portion of capital lease obligations	$ 21,664	$ 19,395
Current portion of note payable	--	390
Accounts payable	50,617	21,838
Accrued liabilities	15,702	17,027
Accrued compensation and benefits	12,063	21,970
Deferred revenue	74,549	28,567
Total current liabilities	174,595	109,187
Capital lease obligations, net of current portion	18,981	16,107
Deferred rent, net of current portion	8,920	8,833
Deferred tax liability	39,575	33,299
Other long-term liabilities	2,598	2,512
Total liabilities	244,669	169,938
Commitments and contingencies	--	--
Redeemable noncontrolling interest	15,200	15,200
Equity:
K12 Inc. stockholders' equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 41,143,988 and 37,440,662 shares issued and outstanding at September 30, 2013 and June 30, 2013, respectively	4	4
Additional paid-in capital	621,254	548,390
Series A Special Stock, par value $0.0001; 2,750,000 authorized; zero and 2,750,000 shares issued and outstanding at September 30, 2013 and June 30, 2013, respectively	--	63,112
Accumulated other comprehensive loss	(189)	(294)
Accumulated deficit	(86,090)	(81,050)
Total K12 Inc. stockholders' equity	534,979	530,162
Noncontrolling interest	3,449	3,596
Total equity	538,428	533,758
Total liabilities, redeemable noncontrolling interest and equity	$ 798,297	$ 718,896

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2013	2012
	(In thousands, except share and per share data)
Revenues	$ 228,366	$ 221,096
Cost and expenses
Instructional costs and services	132,902	118,648
Selling, administrative, and other operating expenses	98,244	89,619
Product development expenses	5,684	4,168
Total costs and expenses	236,830	212,435
Income (loss) from operations	(8,464)	8,661
Interest expense, net	(84)	(228)
Income (loss) before income tax expense and noncontrolling interest	(8,548)	8,433
Income tax (expense) benefit	3,450	(3,889)
Net income (loss)	(5,098)	4,544
Adjust net (income) loss attributable to noncontrolling interest	58	(187)
Net income (loss) attributable to common stockholders, including Series A stockholders	$ (5,040)	$ 4,357
Net income (loss) attributable to common stockholders per share, excluding Series A stockholders through the conversion date September 3, 2013:
Basic and Diluted	$ (0.13)	$ 0.11
Weighted average shares used in computing per share amounts:
Basic and Diluted	37,868,928	36,029,252

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2013	2012
	(In thousands)
Cash flows from operating activities
Net income (loss)	$ (5,098)	$ 4,544
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	16,950	15,661
Stock-based compensation expense	3,680	2,872
Excess tax benefit from stock-based compensation	(385)	(1,086)
Deferred income taxes	(3,450)	3,488
Provision for doubtful accounts	302	397
Provision for inventory obsolescence	8	42
Provision (benefit) for student computer shrinkage and obsolescence	(260)	373
Changes in assets and liabilities:
Accounts receivable	(85,659)	(98,297)
Inventories	16,374	9,699
Prepaid expenses	(861)	(3,431)
Other current assets	(8,524)	(5,842)
Deposits and other assets	(220)	299
Accounts payable	28,773	9,419
Accrued liabilities	(1,353)	2,368
Accrued compensation and benefits	(9,907)	(5,134)
Deferred revenue	45,542	44,308
Release of restricted cash	--	1,501
Deferred rent	175	1,605
Net cash used in operating activities	(3,913)	(17,214)
Cash flows from investing activities
Purchase of property and equipment	(4,274)	(3,863)
Capitalized software development costs	(5,006)	(6,289)
Capitalized curriculum development costs	(3,322)	(5,092)
Mortgage note to managed school partner	(2,100)	--
Net cash used in investing activities	(14,702)	(15,244)
Cash flows from financing activities
Repayments on capital lease obligations	(5,556)	(4,622)
Repayments on note payable	(390)	(380)
Proceeds from exercise of stock options	7,106	56
Excess tax benefit from stock-based compensation	385	1,086
Repurchase of restricted stock for income tax withholding	(1,508)	(645)
Net cash provided by (used in) financing activities	37	(4,505)
Effect of foreign exchange rate changes on cash and cash equivalents	572	249
Net change in cash and cash equivalents	(18,006)	(36,714)
Cash and cash equivalents, beginning of period	181,480	144,652
Cash and cash equivalents, end of period	$ 163,474	$ 107,938

Non-GAAP Financial Measures

EBITDA

EBITDA consists of net income (loss), plus net interest expense, plus income tax expense, minus income tax benefit, plus depreciation and amortization and non-controlling interest charges. Interest expense primarily consists of interest expense for capital leases and long-term and short-term borrowings. We use EBITDA in addition to income (loss) from operations and net income (loss) as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, net income (loss) as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not consider certain cash requirements such as capital expenditures, tax payments, interest payments, or other working capital.

We believe EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired. Our management uses EBITDA:

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis;
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry; and on an adjusted basis in determining compliance with the terms of our credit agreement.

The following tables provide a reconciliation of net income (loss) to EBITDA.

	Three Months Ended September 30,
	2013	2012
	(In thousands)
Net income (loss) — K12 Inc.	$ (5,040)	$ 4,357
Interest expense, net	84	228
Income tax expense (benefit)	(3,450)	3,889
Depreciation and amortization	16,950	15,661
Noncontrolling interest	(58)	187
EBITDA	$ 8,486	$ 24,322

About K12 Inc.

K12 Inc. (NYSE:LRN) is leading the transformation to individualized learning as the nation's foremost provider of technology-powered online solutions for students in pre-kindergarten through high school. K12 has worked with over 2,000 school districts and has delivered more than four million courses over the past decade. K12 provides curricula, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and families. K12's curriculum is rooted in decades of research combined with 21st-century technology by cognitive scientists, interactive designers and teachers. K12's portfolio of more than 550 unique courses and titles—the most extensive in the technology-based education industry—covers every core subject and four academic levels for high school including Honors and AP. K12 offers credit recovery courses, career-building electives, remediation support, six world languages and a deep STEM offering. The K12 program is offered through K12 partner public schools in approximately two-thirds of the states and the District of Columbia, and through private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT: K12 Inc.
         Investor Contact:
         Mike Kraft, 571-353-7778
         VP Investor Relations
         mkraft@k12.com
         or
         Press Contact:
         Jeff Kwitowski, 703-483-7281
         SVP Corporate Communications
         jkwitowski@k12.com